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                                                                      EXHIBIT 2

                                                                 Execution Copy


         AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 20, 2000 by and among BOPPERS HOLDINGS, INC., a Nevada corporation ("BOPPERS"), BOPPERS ACQUISITION CORP., a Nevada corporation, a wholly-owned subsidiary of BOPPERS ("Newsub"), and E SMART SYSTEMS, INC., a Nevada corporation ("eSMART").

                                R E C I T A L S:
                                 - - - - - - - -

         A. The Board of Directors of BOPPERS, and the Boards of Directors and stockholders of eSMART and Newsub, respectively, deem it advisable and in the best interests of eSMART, BOPPERS, and Newsub, and their respective stockholders that BOPPERS acquire the business and assets of eSMART through the merger (the "Merger") of eSMART with and into Newsub upon the terms and subject to the conditions of this Agreement.

         B. The Boards of Directors of BOPPERS, eSMART and Newsub, respectively, and the stockholders of eSMART and Newsub have approved and adopted this Agreement.

         C. The Merger is intended to be treated as a tax-free reorganization and, for accounting purposes, as a purchase transaction.

         Accordingly, the parties hereto hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  "ACQUISITION PROPOSAL": has the meaning set forth in
Section 8.13.

                  "AGREEMENT": this Merger Agreement, as amended, supplemented or otherwise modified from time to time.

                  "BOPPERS MERGER SHARES": has the meaning set forth in Section 3.1.2.


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         "BOPPERS COMMON STOCK": shares of Common Stock, $0.001 per share, of
BOPPERS.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a partnership or other Person (other than a corporation).

         "CERTIFICATE OF MERGER": has the meaning set forth in Section 2.2.

         "CLOSING": has the meaning set forth in Section 4.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONVERTIBLE SECURITIES": options, warrants, subscriptions or other commitments or rights of any nature to purchase, or securities convertible into or exchangeable for, Capital Stock.

         "EFFECTIVE DATE": the date upon which the Effective Time occurs.

         "EFFECTIVE TIME": has the meaning set forth in Section 2.2.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

         "ESMART SHARES": shares of Common Stock, par value $0.001 per share, of eSMART.

         "ESMART PREFERRED SHARES": shares of Preferred Stock, par value $0.001 per share, of eSMART.

         "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended from time to time, and the regulations and rulings issued thereunder.



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         "GAAP": generally accepted accounting principles in the United States of America, in effect from time to time.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any federal, state, county, local or foreign entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "IRS": the Internal Revenue Service.

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest or agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the specified party and its Subsidiaries taken as a whole, (b) the ability of the party to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement or the rights or remedies of the other party hereunder or thereunder.

         "MERGER": has the meaning set forth in Recital A.

         "NEVADA LAW": the General Corporation Laws of the State of Nevada, as amended from time to time.

         "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "REQUIREMENT OF LAW": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its


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property or to which such Person or any of its property is
subject.

         "SCHEDULE 14f-1": has the meaning set forth in Section 9.5.

         "SEC": the Securities and Exchange Commission.

         "SECURITIES ACT": the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SIGNIFICANT EMPLOYEE": as to any Person, "significant employees" of such Person as that term is defined in Regulation S-K of the Securities Act.

         "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. A Subsidiary, as to any Person, shall include a partnership which has such Person or a Subsidiary of such Person as a general partner of such partnership.

         "SURVIVING CORPORATION": has the meaning set forth in Section 2.1.

         1.2 OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.

                  1.2.1 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other agreement, instrument or document made or delivered pursuant hereto.

                  1.2.2 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.


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                  1.2.3 The headings in this Agreement are included for
convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  1.2.4 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2.       THE MERGER.

                  2.1 THE MERGER AND ITS EFFECT. Subject to the terms and conditions of this Agreement, at the Effective Time, Newsub shall be merged with and into eSMART, which shall be the surviving corporation (eSMART, as the party to the Merger surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation"), in accordance with this Agreement and which as of the Effective Date shall be governed by Nevada Law. Upon the effectiveness of the
Merger: (a) the separate corporate existence of Newsub shall cease; (b) the Surviving Corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of eSMART and Newsub; (c) all real and personal property, tangible and intangible, of every kind and description belonging to eSMART and Newsub shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either eSMART or Newsub shall not revert or in any way be impaired by reason of the Merger; (d) the Surviving Corporation shall be liable for all the obligations and liabilities of each of eSMART and Newsub and any claim existing or action or proceeding pending by or against either eSMART or Newsub may be enforced as if the Merger had not taken place; and (e) neither the rights of creditors nor any Liens upon the property of either eSMART or Newsub shall be impaired by the Merger.

                  2.2 EFFECTIVE TIME OF THE MERGER. Upon the satisfaction or waiver of the conditions set forth in Sections 9 and 10 and the Closing of the Merger in accordance with Section 4, the parties hereto shall cause a Certificate of Merger meeting the requirements of Sections 78.385 and 78.390 of the Nevada Law (the "Certificate of Merger") to be properly executed and filed in accordance with the terms of this Agreement and the applicable provisions of the Nevada Law. The Merger shall become effective at the time of the filing of the Certificate of


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Merger as provided above, or at such later time as the parties hereto have theretofore agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

                  2.3 ARTICLES OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. From and after the Effective Time, the Articles of Incorporation and By-laws of eSMART as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-laws of the Surviving Corporation until further amended.

                  2.4 DIRECTOR OF THE SURVIVING CORPORATION. At the Effective Time, the sole director of the Surviving Corporation shall be John D. Phelan.

                  2.5 OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the officers of the Surviving Corporation shall be as follows:

                             President        John D. Phelan
                             Secretary        John D. Phelan

                  2.6 FISCAL YEAR.  Commencing at the Effective
Time, the fiscal year of the Surviving Corporation shall end on the 31st day of December.

         3.       CONVERSION OF SHARES ON THE MERGER; EFFECTIVE DATE.

                  3.1 MANNER AND BASIS OF CONVERSION. Pursuant to the Merger, the manner and basis of converting the Capital Stock of each of eSMART and Newsub into or for Capital Stock of the Surviving Corporation or BOPPERS shall be as follows:

                             3.1.1  Each share of common stock of Newsub
issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of common stock of the Surviving Corporation.

                             3.1.2  As of the Effective Time, by virtue of
the Merger and without any action on the part of the holder thereof, each outstanding eSMART Share will be converted into the right to receive one share of BOPPERS Common Stock. Based on the 58,600,000 eSMART Shares currently issued and outstanding, an aggregate of 58,600,000


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shares of BOPPERS Common Stock (the "BOPPERS Merger Shares") will be issuable at the Effective Time.

                             3.1.3  As of the Effective Time, by virtue of
the Merger and without any action on the part of the holder thereof, the Convertible Securities of eSMART which are set forth on Schedule 5.5 and remain outstanding at the Effective Time shall, by virtue of the Merger, thereafter entitle the holder thereof to acquire such number of shares of BOPPERS Common Stock as such holder would have received had such Convertible Security of eSMART been exercised or converted in full for eSMART Shares immediately prior to the Effective Time. At the Effective Time, the per share exercise price or conversion price, as the case may be, of each of such Convertible Securities of eSMART shall be unchanged.

                  3.2 PROCEDURE FOR CONVERSION OF ESMART SHARE CERTIFICATES. At the Closing, holders of record of eSMART Shares shall deliver to BOPPERS stock certificates representing all of the issued and outstanding eSMART Shares, together with duly endorsed stock powers. Each holder of record of a stock certificate subject to conversion which prior to the Effective Time represented eSMART Shares will be entitled to receive from BOPPERS, upon proper surrender of such stock certificate(s) and stock power(s) to BOPPERS at the Closing, the BOPPERS Merger Shares in accordance with Section 3.1.2.

                  3.3 NO FURTHER TRANSACTIONS. The stock transfer books of Newsub shall be closed as of the Effective Date and no further registrations of transfers shall be made thereafter on the records of Newsub.

                  3.4 RIGHTS OF HOLDERS OF ESMART SHARES. Each BOPPERS Merger Share delivered in accordance with the terms of Section 3.1.2 above, shall be deemed to have been issued on the Effective Date. No dividends which shall accrue on any such newly-issued BOPPERS Merger Shares shall be paid until the certificates representing all of the eSMART Shares shall have been surrendered as required by Section 3.2 above.

         4. CLOSING. The Merger shall be consummated at a closing (the "Closing") at the offices of BOPPERS's legal counsel, DMM&S, 747 Third Avenue, New York, New York 10017 or at such other place as may be agreed by the parties. The Closing shall take place on the tenth day following the

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filing of Schedule 14f-1 with the SEC and the mailing of such document to the stockholders of BOPPERS, or such other later date as may be agreed by the parties. At the Closing, the Certificate of Merger provided for by Section 2.2 shall be filed in of the Secretary of State of the State of Nevada as specified in said Section.

         5. REPRESENTATIONS AND WARRANTIES OF ESMART. eSMART hereby represents and warrants to BOPPERS that, except as disclosed on any Schedule:

                  5.1 ORGANIZATION OF ESMART. eSMART is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its businesses in all material respects as now being conducted.

                  5.2 QUALIFICATION. eSMART is duly qualified as a foreign corporation to transact business in the jurisdictions set forth in Schedule 5.2, which are the only jurisdictions where the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on eSMART.

                  5.3 AUTHORITY. eSMART has all requisite corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by eSMART, and constitutes legal, valid and binding obligations of eSMART enforceable against eSMART in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  5.4 CAPITALIZATION. On the date hereof, eSMART's authorized Capital Stock consists of 100,000,000 eSMART Shares and 1,000,000 eSMART Preferred Shares, of which 58,600,000 eSMART Shares were issued and outstanding as of the date hereof. No other class of Capital Stock of eSMART is authorized or outstanding. All of the issued and outstanding eSMART Shares are (i) owned by the persons

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listed on Schedule 5.4 and (ii) duly authorized and are legally and validly issued, fully paid and nonassessable.

                  5.5 ESMART CONVERTIBLE SECURITIES. On the date hereof, except as set forth in Schedule 5.5, (a), there are no outstanding Convertible Securities to acquire any Capital Stock of eSMART or, to eSMART's knowledge, from any of the stockholders of eSMART; (b) there are no shares of Capital Stock of eSMART reserved or set aside as treasury shares for any purpose and no stockholder of eSMART has preemptive rights; and (c) there are no voting trusts or other agreements or understandings of which eSMART has knowledge with respect to the voting of shares of any class of Capital Stock of eSMART, except as contemplated by this Agreement.

                  5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, eSMART has no Subsidiaries and eSMART is not a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity.

                  5.7 ARTICLES OF INCORPORATION AND BY-LAWS. eSMART has made available to BOPPERS true, correct and complete copies of the Articles of Incorporation and by-laws of eSMART, and all amendments thereto as of the date hereof.

                  5.8 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, conflict with or will conflict with or has resulted or will result in the breach of or violation of any of the terms or conditions of, or constitute (or, with notice or lapse of time or both, would constitute) a default or result in the acceleration of any material obligation of eSMART under: (i) the Articles of Incorporation or by-laws of eSMART; or (ii) any Requirement of Law or Contractual Obligation of eSMART and will not result in, or require, the creation or imposition of any Lien on any of its assets, properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  5.9 NO MATERIAL ADVERSE CHANGE. Since the date of eSMART's incorporation, eSMART has conducted its business in all material respects only in the ordinary and usual course and there has been no material adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of eSMART, and no event or condition exists or has occurred which would, so far as reasonably can be foreseen at this time, have a Material Adverse Effect,

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nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of eSMART, whether or not covered by insurance.

                  5.10 TAX MATTERS. Except as set forth in Schedule 5.10, the total amounts accrued on the books and records of eSMART on the Effective Date will represent adequate provisions, in accordance with GAAP, for the payment of all federal, state, county, local, foreign and other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, property tax, employment and payroll related tax, and all other taxes and import duties, including any penalties or interest thereon, whether or not measured in whole or in part by income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of eSMART up to and through the date of the Closing, respectively. Except as disclosed in Schedule
5.10 or as would not have a Material Adverse Effect, eSMART has timely filed, on or before the relevant due dates therefor (including any extensions of time to file), all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns and reports which eSMART is required by law to file, all of which were properly prepared on a reasonable basis. Except as disclosed in Schedule 5.10, eSMART has paid or provided for all taxes shown to be due on such returns and any amendments thereto. Except as disclosed in Schedule 5.10, there are no unpaid deficiencies or other assessments of tax, interest or penalties owed by eSMART. eSMART will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns.

                  5.11 COMPLIANCE WITH LAWS. (a) eSMART is in compliance with, and has not received notice from any Governmental Authority alleging a violation by it of, any federal, state, county, local or foreign, statute, law, ordinance, regulation or order (i) applicable to it or its business, or (ii) which otherwise is applicable to it involving the manufacture, production, storage, possession, sale, delivery or distribution of any of its products or services;
(b) eSMART has not received any directives or orders from any Governmental Authority related to or affecting any of its products or facilities; (c) eSMART has all licenses, permits, orders, authorizations, notifications

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and approvals of any Governmental Authority material to the conduct of its business as presently conducted (collectively, the "eSMART Permits"); and (e) all material eSMART Permits, the loss of which could have a Material Adverse Effect, are listed in Schedule 5.11 and are in full force and effect, no violations are or have been recorded in respect of any eSMART Permit which currently have or could have a Material Adverse Effect, and no proceeding is pending, or, to the best knowledge of eSMART, threatened, to revoke or limit any eSMART Permit, the loss of which could have a Material Adverse Effect.

                  5.12 NO CONSENTS. Except for applicable requirements of the Securities Act, the Exchange Act, and state securities or blue sky laws for which BOPPERS is responsible, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by eSMART, the consummation by eSMART of any of the transactions contemplated hereby or the receipt of the BOPPERS Merger Shares by the holders of the eSMART Shares pursuant to this Agreement.

                  5.13 NO DEFAULTS UNDER LOAN AGREEMENTS. eSMART is not in default under any Contractual Obligation relating to borrowed money to which it is a party or by which it or its material assets or properties is bound, nor does any condition exist which with notice or lapse of time or both would constitute such default, and each such contract or other agreement relating to borrowed money is in full force and effect. Except as set forth in Schedule 5.13, there is no agreement, contract or instrument to which eSMART is a party and which evidences, individually or, in the case of related transactions, collectively, indebtedness of eSMART for money borrowed.

                  5.14 LITIGATION. Except as set forth in Schedule 5.14, eSMART is not a party to, nor, to its knowledge, threatened with, any litigation or judicial, administrative or arbitration proceeding or investigation. Except as set forth in Schedule 5.14, there is no dispute with any Person under contract with eSMART which has a Material Adverse Effect on eSMART, or is reasonably likely to have a Material Adverse Effect on eSMART, and there is no present or to eSMART's knowledge, threatened walkout, strike or any other similar occurrence.

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                  5.15 INTENTIONALLY DELETED.

                  5.16 AGREEMENTS. Schedule 5.16 lists or refers to all of the following types of contracts and other agreements (whether oral or written) that are not otherwise disclosed herein and that provide for payments by or to eSMART in excess of $5,000 (a) to which eSMART is a party or (b) by or to which eSMART or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder, including, without limitation, all non-competition agreements with employees; (ii) contracts and other agreements for the sale of products or services; (iii) contracts and other agreements for the purchase or acquisition of products, materials, supplies, equipment, merchandise, or services; (iv) joint venture agreements relating to its assets, properties or business or by or to which it or its assets or properties are bound or subject; (v) warehousing, distributorship, representative, management, marketing, sales agency or advertising agreements; and (vi) any other material contract or other agreement not made in the ordinary course of business (other than those reflected in any other Schedule). All of the contracts and other agreements set forth in Schedule
5.16 are (except as set forth in said Schedule) in full force and effect in accordance with their respective terms, and eSMART is not in default, nor does any condition exist which with notice or lapse of time or both would constitute a default by eSMART, in any material respect, under any of them, nor, to the knowledge of eSMART, is any other party to any such contract or other agreement in default in any material respect thereunder on the date hereof. On the date hereof, eSMART is not a party to or bound by any contracts or other agreements (other than those identified on a Schedule to this Agreement) which it believes either individually or in the aggregate have or could have a Material Adverse Effect on eSMART.

                  5.17 REAL ESTATE. Except as set forth in Schedule 5.17, eSMART does not own or lease any real property. Schedule 5.17 sets forth a list of: (i) all leases, subleases or other agreements under which eSMART is lessor or lessee of any real property. Schedule 5.17 includes, without limitation, the location of the property, the names of the lessor and lessee, and any affiliation or other association between eSMART and the lessor and lessee. Such leases, subleases and other agreements are in full force and effect and, with respect to eSMART's performance


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thereunder, no default, or event which, with notice or lapse of time or both, would constitute a default, in any material respect by eSMART, has occurred thereunder.

                  5.18 OFFICERS, DIRECTORS AND EMPLOYEES. Schedule 5.18 sets forth as of the date hereof the name and total annual compensation of each officer and director of eSMART, and each employee and consultant of eSMART who is compensated at a rate in excess of $60,000 per annum. Except for employment agreements described in Schedule 5.16, eSMART is not a party to any Contractual Obligation which could obligate eSMART to pay severance or other similar compensation to an officer, director, employee or other Person solely as a result of the Merger or other transactions contemplated hereunder.

                  5.19 INTELLECTUAL PROPERTY. eSMART owns or is licensed to use, in each case free and clear of any Lien created by eSMART, all patents, trademarks, trade names, service marks, copyrights, applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae that are necessary and material to the business of eSMART as currently conducted (the "eSMART Intellectual Property"). Schedule 5.19 lists all patents, trademarks, trade names, service marks, copyrights and applications included in the eSMART Intellectual Property. Except as set forth in Schedule 5.19, eSMART has received no notice of any claims by any person, (i) to the effect that the manufacture, sale or use of any product or process as now used or offered by eSMART infringes on any patents,
(ii) against the use by eSMART of any trademarks, trade names, technology, know-how or processes necessary and material for the operation of the business of eSMART as currently conducted or presently contemplated, or (iii) challenging or questioning the validity or effectiveness of any of the eSMART Intellectual Property. eSMART has provided BOPPERS with a true and complete copy of each patent that constitutes eSMART Intellectual Property and each license or sublicense pursuant to which eSMART is permitted to sell, distribute or otherwise use eSMART Intellectual Property owned by third parties.

                  5.20 PRODUCTS. eSMART has furnished BOPPERS with representative information describing eSMART products and services.



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                  5.21 LIENS.  eSMART owns outright and has good and
marketable title to all of its tangible property, in each case free and clear of any Lien, except as set forth on Schedule 5.21 and except for: (i) mimaterial tangible property, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business,
(iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable and (iv) minor Liens of a character which do not substantially impair the assets or properties of eSMART or materially detract from its business.

                  5.22 LIABILITIES. As at the date of this Agreement, eSMART did not have any material direct or indirect indebtedness or uninsured liability accrued, absolute, or contingent (and likely of occurring) or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth, accrued, reserved for or reflected in a financial statement ("eSMART Liabilities"), except eSMART Liabilities (i) incurred in the ordinary course of business, (ii) incurred in connection with this Agreement, or
(iii) of the type expressly referred to elsewhere in this Agreement.

                  5.23 EMPLOYEE BENEFIT PLANS. Schedule 5.23 sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by eSMART, to which eSMART is a party, or under which eSMART has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover or benefit, any of the current or former officers, employees or sales representatives (whether or not employees) of eSMART, or their beneficiaries (hereinafter individually referred to as "eSMART Employee Benefit Plan" and collectively referred to as "eSMART Employee Benefit Plans"). eSMART has delivered or made available to BOPPERS true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the eSMART Employee Benefit Plans.

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                             Except for the eSMART Employee Benefit Plans
identified in Schedule 5.23, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No eSMART Employee Benefit Plan to which eSMART or any ERISA Affiliate (as hereinafter defined) has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code. For purposes of this Section 5.23, the term "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with eSMART, within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

                             eSMART does not maintain and has not maintained a
plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and eSMART has not made any representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. eSMART does not maintain and has not maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                             Except as set forth in Schedule 5.23, each
eSMART Employee Benefit Plan described in Schedule 5.23 is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits) or, to eSMART's knowledge, threatened, against any eSMART Employee Benefit Plan or any fiduciary thereof and eSMART has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any eSMART Employee Benefit Plan, in any material respect, and eSMART is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the eSMART Employee Benefit Plans, including, without limitation, ERISA and the Code. To the knowledge of eSMART, neither eSMART nor any other "party-in-interest," as defined in Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any eSMART Employee Benefit Plan, eSMART or BOPPERS or any officer, director, partner or employee of eSMART or BOPPERS or any fiduciary of any eSMART Employee Benefit Plan to a material penalty or excise tax imposed under
Section 502(i) of ERISA and Section 4975 of the Code.

                  5.24 OPERATIONS OF ESMART.  Except as set forth in
Schedule 5.24, from the date of eSMART's incorporation through the date hereof, eSMART has not (except as contemplated by, or disclosed in, this Agreement):

                             5.24.1  amended its Articles of
Incorporation or by-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding Capital Stock or, in any material manner, the character of its business;

                             5.24.2  issued or sold or purchased any
Convertible Securities of eSMART or entered into any contracts or commitments to issue or sell or purchase, any shares of its Capital Stock;

                             5.24.3  entered into or amended any material
employment agreement, entered into any agreement with any labor union or association representing any material employee or entered into or amended any material eSMART Employee Benefit Plan;

                             5.24.4  incurred any indebtedness for
borrowed money;

                             5.24.5  declared or paid any dividends or
declared or made any distributions of any kind in respect of shares of its Capital Stock;

                             5.24.6  waived any right of material value of
its business other than in the ordinary course of its business;

                             5.24.7  made any significant change in its
accounting methods or practices;

                             5.24.8  made any wage or salary increase or
bonus, or increase in any other direct or indirect compensation, for or to any of eSMART's officers, directors, or Significant Employees in excess of 5% in the aggregate or any accrual for or commitment or agreement to make or pay the same;

                             5.24.9 made any loan or advance to any of
eSMART's officers, directors, or Significant Employees in excess of $2,500 individually or $10,000 in the aggregate, other than travel and petty cash advances made in the ordinary course of business;

                             5.24.10  made any payment or commitment to pay
any severance or termination pay to any of its officers, directors, or Significant Employees;

                             5.24.11  entered into any lease (as lessor or
lessee) or sold, abandoned or made any other disposition of any of its material assets or properties, or granted or suffered any Lien on any of its material assets or properties;

                             5.24.12  entered into or amended any written
contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                             5.24.13  except for inventory, supplies or
equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other entity which is material to eSMART;

                             5.24.14  entered into any transaction other
than in the ordinary course of business; or

                             5.24.15  sold, transferred, assigned or
otherwise disposed of any assets, property or portion of its business which is material to eSMART.

                  5.25 POTENTIAL CONFLICTS OF INTEREST. Except as disclosed in
Schedule 5.25, no officer or director of eSMART: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any entity which is a competitor, lessor, lessee, customer or supplier of eSMART; (ii) has any interest, direct or indirect, in any material property or assets of eSMART (except in his capacity as a stockholder of eSMART); (iii) owns directly or indirectly, in whole or in part, any material copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, secret or confidential information of the nature requiring a license for use by eSMART which eSMART is using or the use of which is necessary for the business of eSMART; or

(iv) has any material cause of action or other claim whatsoever against, or owes any material amount to, eSMART, except for claims in the ordinary course of business (such as for accrued vacation pay, accrued benefits under eSMART Employee Benefit Plans, expense advances and similar matters).

                  5.26 OPPORTUNITY TO INVESTIGATE. Each of eSMART and its representatives (i) has had an opportunity to ask questions concerning BOPPERS and all such questions posed have been answered to its satisfaction; (ii) has been given an opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning BOPPERS; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of acquiring the BOPPERS Merger Shares through the Merger and to make an informed investment decision relating thereto.

                  5.27 FULL DISCLOSURE. None of the information supplied or to be supplied by eSMART in connection with eSMART for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC,
(ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with obtaining the approvals of Governmental Authorities, will, at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to stockholders of BOPPERS, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

                  5.28 INCORPORATION OF SCHEDULES. The parties recognize that there may be some overlapping in the disclosure required pursuant to a number of the representations and Schedules set forth above. Failure of disclosure in response to one item shall not be deemed a default so long as disclosure is fairly contained in the Schedules taken as a whole.

         6. REPRESENTATIONS AND WARRANTIES OF BOPPERS. BOPPERS, which for purposes of this Section 6 shall be deemed to include all Subsidiaries of BOPPERS unless the context indicates otherwise, hereby represents and warrants to eSMART that, except as disclosed on any Schedule:

                  6.1 ORGANIZATION OF BOPPERS. BOPPERS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted.

                  6.2 QUALIFICATION. BOPPERS is duly qualified as a foreign corporation to transact business in the jurisdictions set forth in Schedule 6.2, which are the only jurisdictions where the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on BOPPERS.


                  6.3 AUTHORITY. BOPPERS has all requisite corporate power and authority to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by BOPPERS and constitutes legal, valid and binding obligations of BOPPERS, enforceable against BOPPERS in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  6.4 CAPITALIZATION. On the date hereof, BOPPERS's authorized Capital Stock consists of 200,000,000 shares of BOPPERS Common Stock of which 3,501,000 shares are issued and outstanding as of the date hereof and 20,000,000 shares of Preferred Stock, par value $.001per share, of which no shares are issued and outstanding as of the date hereof. No other class of Capital Stock of BOPPERS is authorized or outstanding. All of the issued and outstanding shares of BOPPERS Common Stock are duly authorized and are legally and validly issued, fully paid and nonassessable. Upon consummation of the transactions contemplated by this Agreement and the issuance and delivery of certificates representing the BOPPERS Merger Shares as provided in this Agreement, such BOPPERS Merger Shares will be validly issued, fully paid, non-assessable shares free and clear of all Liens.

                  6.5 BOPPERS CONVERTIBLE SECURITIES. As of the date hereof, except as set forth in Schedule 6.5, (a) there are no outstanding Convertible Securities to acquire any securities of BOPPERS or its Subsidiaries from BOPPERS or, to BOPPERS's knowledge, from any of the stockholders of BOPPERS or its Subsidiaries except as contemplated by this Agreement in connection with the Merger; (b) no stockholder of BOPPERS has preemptive rights; and (c) there are no voting trusts or other agreements or understandings of which BOPPERS has knowledge with respect to the voting of shares of any class of Capital Stock of BOPPERS, except as contemplated by this Agreement.

                  6.6 SUBSIDIARIES. Except as set forth in Schedule 6.6, BOPPERS has no Subsidiaries and neither BOPPERS nor any of its Subsidiaries is a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity. Each Subsidiary of BOPPERS is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation set forth on Schedule 6.6 and is duly qualified to do business as a foreign corporation, and in good standing in the jurisdictions (listed in Schedule 6.6) in which it owns property of the nature, or transacts business of the type that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each Subsidiary of BOPPERS has the power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted. BOPPERS owns of record, free and clear of all Liens, one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.

                  6.7 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor the issuance or delivery of the BOPPERS Merger Shares pursuant to this Agreement by BOPPERS conflict with or will conflict with or has resulted or will result in the breach of or violation of any of the terms or conditions of, or constitute (or, with notice or lapse of time or both, would constitute) a default or result in the acceleration of any material obligation of BOPPERS under: (i) the articles of incorporation or by-laws of BOPPERS or any of its Subsidiaries; or (ii) any Requirement of Law or Contractual Obligation of BOPPERS and will not result in, or require, the creation or imposition of any Lien on any of its assets, properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  6.8 NO CONSENTS. Except for applicable requirements of the Nevada Law, the Securities Act, the Exchange Act, NASDAQ, and state securities or blue sky laws for which BOPPERS is responsible, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by BOPPERS or the consummation by BOPPERS of any of the transactions contemplated hereby.

                  6.9 LITIGATION. Except as set forth in Schedule 6.9, neither BOPPERS nor any of its Subsidiaries is a party to, or, to its knowledge, threatened with, any material litigation or judicial, administrative or arbitration proceeding or investigation.

                  6.10 PUBLIC REPORTING COMPANY. The BOPPERS Common Stock is registered under Section 12(g) of the Exchange Act. BOPPERS is currently subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act. BOPPERS has filed and will file all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof and the Closing.

                  6.11 NO MATERIAL ADVERSE CHANGE. Since the date of BOPPERS' incorporation, BOPPERS has conducted its business in all material respects only in the ordinary and usual course and there has been no material adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of BOPPERS, and no event or condition exists or has occurred which would, so far as reasonably can be foreseen at this time, have a Material Adverse Effect, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of BOPPERS, whether or not covered by insurance.

                  6.12 TAX MATTERS. Except as set forth in Schedule 6.12, the total amounts accrued on the books and records of BOPPERS on the Effective Date will represent adequate provisions, in accordance with GAAP, for the payment of all federal, state, county, local, foreign and other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, property tax, employment and payroll related tax, and all other taxes and import duties, including any penalties or interest thereon, whether or not measured in whole or in part by income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of BOPPERS up to and through the date of the Closing, respectively. Except as disclosed in Schedule 6.12 or as would not have a Material Adverse Effect, BOPPERS has timely filed, on or before the relevant due dates therefor (including any extensions of time to file), all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns and reports which BOPPERS is required by law to file, all of which were properly prepared on a reasonable basis. Except as disclosed in Schedule 6.12, BOPPERS has paid or provided for all taxes shown to be due on such returns and any amendments thereto. Except as disclosed in Schedule 6.12, there are no unpaid deficiencies or other assessments of tax, interest or penalties owed by BOPPERS. BOPPERS will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns.

                  6.13 COMPLIANCE WITH LAWS. (a) BOPPERS is in compliance with, and has not received notice from any Governmental Authority alleging a violation by it of, any federal, state, county, local or foreign, statute, law, ordinance, regulation or order (i) applicable to it or its business, or (ii) which otherwise is applicable to it involving the manufacture, production, storage, possession, sale, delivery or distribution of any of its products or services;
(b) BOPPERS has not received any directives or orders from any Governmental Authority related to or affecting any of its products or facilities; (c) BOPPERS has all licenses, permits, orders, authorizations, notifications and approvals of any Governmental Authority material to the conduct of its business as presently conducted (collectively, the "BOPPERS Permits"); and (e) all material BOPPERS Permits, the loss of which could have a Material Adverse Effect, are listed in Schedule 6.13 and are in full force and effect, no violations are or have been recorded in respect of any BOPPERS Permit which currently have or could have a Material Adverse Effect, and no proceeding is pending, or, to the best knowledge of BOPPERS, threatened, to revoke or limit any BOPPERS Permit, the loss of which could have a Material Adverse Effect.

                  6.14 AGREEMENTS. Schedule 6.14 lists or refers to all of the following types of contracts and other agreements (whether oral or written) that are not otherwise disclosed herein and that provide for payments by or to BOPPERS in excess of $5,000 (a) to which BOPPERS is a party or (b) by or to which BOPPERS or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder, including, without limitation, all non-competition agreements with employees; (ii) contracts and other agreements for the sale of products or services; (iii) contracts and other agreements for the purchase or acquisition of products, materials, supplies, equipment, merchandise, or services; (iv) joint venture agreements relating to its assets, properties or business or by or to which it or its assets or properties are bound or subject; (v) warehousing, distributorship, representative, management, marketing, sales agency or advertising agreements; and (vi) any other material contract or other agreement not made in the ordinary course of business (other than those reflected in any other Schedule). All of the contracts and other agreements set forth in Schedule 6.14 are (except as set forth in said Schedule) in full force and effect in accordance with their respective terms, and BOPPERS is not in default, nor does any condition exist which with notice or lapse of time or both would constitute a default by BOPPERS, in any material respect, under any of them, nor, to the knowledge of BOPPERS, is any other party to any such contract or other agreement in default in any material respect thereunder on the date hereof. On the date hereof, BOPPERS is not a party to or bound by any contracts or other agreements (other than those identified on a Schedule to this Agreement) which it believes either individually or in the aggregate have or could have a Material Adverse Effect on BOPPERS.

                  6.15 LIENS. BOPPERS owns outright and has good and marketable title to all of its tangible property, in each case free and clear of any Lien, except as set forth on Schedule 6.15 and except for: (i) immaterial tangible property, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business, (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable and (iv) minor Liens of a character which do not substantially impair the assets or properties of BOPPERS or materially detract from its business.

                  6.16 LIABILITIES. As at the date of this Agreement, BOPPERS did not have any material direct or indirect indebtedness or uninsured liability accrued, absolute, or contingent (and likely of occurring) or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth, accrued, reserved for or reflected in a financial statement ("BOPPERS Liabilities"), except BOPPERS Liabilities (i) incurred in the ordinary course of business, (ii) incurred in connection with this Agreement, or (iii) of the type expressly referred to elsewhere in this Agreement.

                  6.17 EMPLOYEE BENEFIT PLANS. Schedule 6.17 sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by BOPPERS, to which BOPPERS is a party, or under which BOPPERS has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover or benefit, any of the current or former officers, employees or sales representatives (whether or not employees) of BOPPERS, or their beneficiaries (hereinafter individually referred to as "BOPPERS Employee Benefit Plan" and collectively referred to as "BOPPERS Employee Benefit Plans"). BOPPERS has delivered or made available to BOPPERS true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the BOPPERS Employee Benefit Plans.

                             Except for the BOPPERS Employee Benefit Plans
identified in Schedule 6.17, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No BOPPERS Employee Benefit Plan to which BOPPERS or any ERISA Affiliate (as hereinafter defined) has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code. For purposes of this Section 6.17, the term "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with BOPPERS, within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

                             BOPPERS does not maintain and has not
maintained a plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and BOPPERS has not made any representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. BOPPERS does not maintain and has not maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                             Except as set forth in Schedule 6.17, each
BOPPERS Employee Benefit Plan described in Schedule 6.17 is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits) or, to BOPPERS's knowledge, threatened, against any BOPPERS Employee Benefit Plan or any fiduciary thereof and BOPPERS has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any BOPPERS Employee Benefit Plan, in any material respect, and BOPPERS is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the BOPPERS Employee Benefit Plans, including, without limitation, ERISA and the Code. To the knowledge of BOPPERS, neither BOPPERS nor any other "party-in-interest," as defined in Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any BOPPERS Employee Benefit Plan, BOPPERS or eSMART or any officer, director, partner or employee of BOPPERS or eSMART or any fiduciary of any BOPPERS Employee Benefit Plan to a material penalty or excise tax imposed under
Section 502(i) of ERISA and Section 4975 of the Code.

                  6.18 OPPORTUNITY TO INVESTIGATE. BOPPERS (i) has had an opportunity to ask questions concerning eSMART and all such questions posed have been answered to its satisfaction; (ii) has been given an opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning eSMART; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of acquiring eSMART through the Merger and to make an informed investment decision relating thereto.

                  6.19 FULL DISCLOSURE. None of the information supplied or to be supplied by BOPPERS for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with obtaining the approvals of Governmental Authorities, at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to stockholders of BOPPERS, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

                  6.20 INCORPORATION OF SCHEDULES. The parties recognize that there may be some overlapping in the disclosure required pursuant to a number of the representations and Schedules set forth above. Failure of disclosure in response to one item shall not be deemed a default so long as disclosure is fairly contained in the Schedules taken as a whole.

         7. REPRESENTATIONS AND WARRANTIES OF NEWSUB. Newsub and BOPPERS hereby jointly and severally represent and warrant to eSMART that:

                  7.1 AUTHORITY. Newsub has all requisite corporate power and authority to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement has been executed and delivered by Newsub and constitutes legal, valid and binding obligations of Newsub, enforceable against Newsub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  7.2 CAPITALIZATION. The authorized capital stock of Newsub consists of 100 shares of Common Stock, par value $.001 per share, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Newsub are owned by BOPPERS. No options, warrants, notes or other securities of Newsub are issued or outstanding.

                  7.3 ABSENCE OF LIABILITIES. Newsub is a newly-formed corporation organized pursuant to this Agreement. Newsub has no liabilities of any nature whatsoever except to the extent arising out of this Agreement or the transactions contemplated thereby.

         8. COVENANTS AND AGREEMENTS. The parties covenant and agree as follows (references to "eSMART" and "BOPPERS" shall be deemed to include their respective Subsidiaries unless the context otherwise requires):

                  8.1 CONDUCT OF BUSINESS. From the date hereof through the date of the Closing, BOPPERS and eSMART shall conduct their respective businesses in the ordinary course and in material compliance with all Requirements of Law to which they are subject, and except in the ordinary course of business, neither party will undertake any of the actions specified in Section 5.24.

                  8.2 PRESERVATION OF BUSINESS. From the date hereof through the Effective Date, each of eSMART and BOPPERS shall use its best efforts to preserve its respective business organization intact, keep available the services of its executive officers, maintain its relationships with its present suppliers, licensors, sublicensors and customers and preserve its goodwill.

                  8.3 LITIGATION. BOPPERS and eSMART shall promptly notify each other of any lawsuit, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any officer, director, employee, affiliate or consultant of it, with respect to the transactions contemplated hereby or which reasonably could be expected to have a Material Adverse Effect.

                  8.4 CORPORATE EXAMINATION AND INVESTIGATIONS. Each party has afforded and shall continue to afford to the other party, through its employees and representatives, the opportunity to make such reasonable investigation of the property and plant of such party as are reasonable and appropriate for transactions of the nature contemplated hereby. In order that the parties may have full opportunity to make such business, accounting, regulatory and legal review, examination or investigation, each party shall furnish the representatives of the other during such period with all such information as such representatives may reasonably request and cause its officers, employees, consultants, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure of all material facts affecting such party's financial condition, regulatory affairs and business operations.

                  8.5 COOPERATION IN PREPARING APPLICATIONS. The parties agree that they and each of them will assist and cooperate fully with each other in the prompt preparation and filing of any applications, approvals, consents or similar documents necessary or advisable in connection with the transactions contemplated hereunder or under any qualifications under state securities laws, which counsel for eSMART and counsel for BOPPERS shall agree are required for the proper and effective consummation of the transactions provided for in this Agreement.

                  8.6 CONFIDENTIALITY. eSMART and BOPPERS each will, and will each cause their respective officers, directors, employees, auditors, attorneys, financial advisors and other consultants to, hold in confidence all information furnished to it by the other in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except to its officers, directors, employees, auditors, attorneys, financial advisors and other consultants who require such information in connection with the transactions contemplated hereby and who have been informed by it of the confidential nature of such information and directed by it to treat such information confidentially, unless, in any such case, (i) disclosure is compelled by judicial or administrative process or (ii) in the opinion of its counsel, taking into account the Requirements of Law, disclosure should be made. It is understood that each of eSMART and BOPPERS shall be deemed to have satisfied their respective obligations to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. If this Agreement is terminated in accordance with Section 12 hereof, such confidence shall be maintained, and each of eSMART and BOPPERS will promptly return to the other or destroy all documents (including all copies thereof) received by it containing such information. The foregoing provisions of this Section 8.6 shall not apply to any information held or obtained by either eSMART or BOPPERS that is (i) obtained from public or published information, (ii) received from a third party not known to it to be under an obligation to the other to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was independently developed by it.

                  8.7 AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the proposed Merger, or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order of the type referred to in Sections 9.3 and 10.4 hereof is issued in any such action, suit or other proceeding, to use their best efforts to have such injunction or other order lifted.

                  8.8 NO DISCLOSURE. Unless and until this Agreement shall have been terminated by either eSMART or BOPPERS pursuant to Section 12 hereof, neither BOPPERS nor eSMART, nor their respective officers or directors will, except for such disclosure that BOPPERS or eSMART shall make in good faith pursuant to the Exchange Act, disclose any proprietary, financial or other information concerning either party or their respective operations or business, or other transactions contemplated hereunder, not generally available to the public to any Person.

                  8.9 ISSUANCE OF CAPITAL STOCK. Neither eSMART nor BOPPERS shall issue, commit to issue, redeem or purchase, or amend the terms of, any of its Capital Stock or Convertible Securities after the date hereof and prior to the Effective Time.

                  8.10 NOTIFICATION OF CERTAIN EVENTS. Each of eSMART and BOPPERS shall promptly be given notice by the other of any event, condition or circumstance occurring from the date hereof through the Effective Time which would constitute or which would, with the passage of time or giving of notice or both, constitute a violation or breach of any representation or warranty contained herein occurring with respect to the party required to give notice pursuant to this Section.

                  8.11 AGREEMENTS OF AFFILIATES. eSMART shall cause each director, officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) to deliver to BOPPERS on the Effective Date a written agreement (the "Rule 145 Agreement"), in a form approved by counsel for BOPPERS, providing that such Person will not sell, pledge, transfer or otherwise dispose of the BOPPERS Merger Shares to be received by such Person in the Merger except in compliance with the applicable provisions of the Securities Act.

                  8.12 FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing. In addition, each of the parties agrees to execute and deliver at or prior to the Closing a certificate containing such representations and warranties as legal counsel to eSMART or BOPPERS may reasonably deem necessary or advisable to support or substantiate the tax-free nature of the Merger.

                  8.13 INTENTIONALLY DELETED.

                  8.14 TAX TREATMENT. eSMART and BOPPERS undertake and agree to take no action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Code. BOPPERS agrees that it will file no tax returns or otherwise take a position inconsistent with such tax treatment.

                  8.15 CORPORATE NAME CHANGE. BOPPERS and eSMART contemplate that, subsequent to the Merger and through the duly authorized actions of the Board of Directors of BOPPERS, the name of BOPPERS will be changed from "Boppers Holdings, Inc." to "eSmart Technologies, Inc."

                  8.16 FINANCIAL STATEMENTS. Within fifteen (15) days of the Closing, eSMART will provide to BOPPERS all audited and unaudited financial statements, as well as pro forma financial statements (collectively, the "eSMART Financial Statements"), that are required for inclusion in the Form 8-K to be filed with the SEC by BOPPERS. The eSMART Financial Statements will be prepared in accordance with GAAP consistently applied throughout the periods indicated and will fairly represent the financial position, results of operations, cash flows, and changes in stockholders' equity of eSMART as at the respective dates and for the respective periods stated therein.

         9. CONDITIONS PRECEDENT TO THE OBLIGATION OF ESMART TO CLOSE. The obligation of eSMART to consummate the Merger is subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived by eSMART in writing:

                  9.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of BOPPERS contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Effective Date with the same force and effect as though made on and as of such date. BOPPERS shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by BOPPERS on or prior to such date.

                  9.2 INTENTIONALLY DELETED.

                  9.3 LITIGATION. No action, suit or proceeding shall have been instituted or threatened by any Governmental Authority and no order or award shall have been entered (and not removed or stayed) by any court or Governmental Authority, in either case to restrain or prevent the carrying out of the Merger, or to seek damages in connection with any of the transactions provided for herein or which has or may have, in the reasonable opinion of eSMART, a Material Adverse Effect on BOPPERS.

                  9.4 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. At the Effective Time, Wayne Drizin shall resign as the sole officer and director of the Surviving Corporation and BOPPERS shall cause the election of John D. Phelan ("Phelan") as the sole officer and director of the Surviving Corporation.

                  9.5 OFFICERS AND DIRECTORS OF BOPPERS. At the Effective Time, T.J. Jesky and Skyelan Rose shall resign as, respectively, the President and Secretary and directors of BOPPERS and BOPPERS shall cause the election of Phelan as the sole officer and director of BOPPERS. In connection therewith, BOPPERS shall file, within a reasonable time following the execution of this Agreement, Schedule 14f-1 with the SEC in accordance with the requirements of Rule 14(f) under the Exchange Act of 1934, as amended.

         10. CONDITIONS PRECEDENT TO THE OBLIGATION OF BOPPERS AND NEWSUB TO CLOSE. The obligation of BOPPERS and NewSub to consummate the Merger is subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived in writing by BOPPERS and NewSub:

                  10.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of eSMART contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Effective Date with the same force and effect as though made on and as of such date. eSMART shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such date.

                  10.2 GOVERNMENTAL PERMITS AND APPROVALS. Any and all permits, licenses and approvals from any Governmental Authority required for the lawful consummation of the Merger shall have been obtained.

                  10.3 THIRD PARTY CONSENTS. All consents and approvals from parties to any material contract or agreement with eSMART which may be required in connection with the performance by eSMART of its obligations under this Agreement shall have been obtained.

                  10.4 LITIGATION. No action, suit or proceeding shall have been instituted or threatened by any Governmental Authority and no order or award shall have been entered (and not removed or stayed), by any court or Governmental Authority, in either case to restrain or prevent the carrying out of the Merger or to seek damages in connection with the transactions provided for herein or which has or may have, in the reasonable opinion of BOPPERS, a Material Adverse Effect on eSMART.

                  10.5 APPROVAL OF COUNSEL TO BOPPERS. All actions and proceedings hereunder and all documents or other papers required to be delivered by eSMART hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters shall have been reasonably approved in all material respects by DMM&S as to their form.

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall survive the Closing of the Merger for a period of 18 months.

         12.      TERMINATION OF AGREEMENT.

                  12.1 PRIOR TO CLOSING. This Agreement may be terminated as follows:

                             A.     at any time prior to the Closing by mutual
agreement of eSMART and BOPPERS.

                             B.     at any time prior to the Closing by eSMART
if any representation or warranty of BOPPERS contained in this Agreement is or becomes untrue or breached in any material respect or if BOPPERS fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days following written notice thereof.

                             C.     at any time prior to the Closing by
BOPPERS, if any representation or warranty of eSMART contained in this Agreement is or becomes untrue or breached in any material respect or if eSMART fails to comply in any material respect with any covenant contained herein, and any such misrepresentations, noncompliance or breach is not cured, waived or eliminated within 10 days following written notice thereof.

                             D.     by eSMART if the conditions stated in
Section 9 have not been satisfied or waived in writing by eSMART prior to November 30, 2000.

                             E.     by BOPPERS if the conditions stated in
Section 10 have not been satisfied or waived in writing by BOPPERS prior to November 30, 2000.

                  12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to subparagraph B, C, D or E of Section 12.1 due to the intentional breach of a representation, warranty, covenant or condition by the breaching party, then the nonbreaching party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity; provided that the nonbreaching party shall take all reasonable efforts to mitigate its damages upon its discovery of such breach. In the event this Agreement is terminated pursuant to subparagraph B, C, D or E of Section 12.1, but such termination is due to a breach of a representation, warranty, covenant or condition that is not the result of an action or inaction by the breaching party that could be reasonably anticipated to cause the breach and the breaching party cannot reasonably correct the breach, then no party shall have any right to pursue, exercise or enforce any remedy and all parties who are not involved in an intentional breach of a representation, warranty, covenant or condition shall be fully released and discharged from any and all obligations under this Agreement, except for the provisions of Section 8.6, which shall survive such termination.

         13.      MISCELLANEOUS.

                  13.1 BROKER. Each of the parties represents and warrants to the other that no broker, finder or other financial consultant has acted on their or its behalf in connection with the negotiation and execution of this Agreement. Each such party agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent not so disclosed claiming to have been employed by or on behalf of such party, and to bear the cost of legal expenses incurred in defending against any such claim.

                  13.2 SCHEDULES. The Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

                  13.3 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by eSMART and BOPPERS subject to BOPPERS's right to make any such publicity release or announcement reasonably required to comply with its obligations as a public company including, without limitation, under the Exchange Act, the Securities Act or the rules and regulations of the National Association of Securities Dealers.

                  13.4 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telecopied, or sent by FedEx, Express Mail or certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telecopied or if sent by FedEx or Express Mail, one business day after the date of mailing, or if sent by certified or registered mail, four business days after the date of mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):

                  (i) if to eSMART to:

                         eSmart Systems, Inc.
                         7725 Bermuda Road, # C
                         Las Vegas, Nevada 89119
                         Attention: President

                  (ii) if to BOPPERS or Newsub, to:

                         BOPPERS HOLDINGS, INC.
                         1801 E. Tropicana, Suite 9
                         Las Vegas, NV 89119
                         Attention: President

                  13.5 ENTIRE AGREEMENT. This Agreement (including all Schedules and Exhibits hereto and all agreements or covenants contained therein) contains the entire agreement among the parties with respect to the Merger, and all transactions related thereto, and supersedes all prior agreements or understandings, written or oral, with respect thereto.

                  13.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive or any rights or remedies that any party may otherwise have at law or in equity.

                  13.7 EXPENSES. All expenses (including, without limitation, legal fees and expenses, fees of brokers, advisors and investment bankers and fees and expenses of accountants) incurred in connection with the transactions contemplated hereby will be borne by the party incurring such expenses.

                  13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof (except insofar as Nevada Law shall govern the Merger and the corporate actions of eSMART, Newsub and BOPPERS contemplated hereby).

                  13.9 NO ASSIGNMENT. This Agreement is not assignable except by operation of law.

                  13.10 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neither singular or plural, as the identity of the person or persons may require.

                  13.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  13.12 SEVERABILITY. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

                  13.13 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives and permitted assigns.

                  13.14      WAIVER OF JURY TRIAL.  IF LITIGATION IS
BROUGHT TO ENFORCE THIS AGREEMENT, THE PARTIES KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM HAS TO A TRIAL BY JURY. THE PARTIES AGREE THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES' ENTERING INTO THIS AGREEMENT.

                  13.15 LEGAL FEES. In any legal action, arbitration (if any) or other proceeding brought to enforce this Agreement or in any other way arising out of or in relation to this Agreement, the court or arbitrator(s) shall award reasonable attorneys' fees and costs to the prevailing party, which amount shall be included in any judgment recovered.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.


                                             BOPPERS HOLDINGS, INC.


                                             By: /s/ T.J. JESKY
                                                 --------------------------
                                                   T.J. Jesky, President


                                             BOPPERS ACQUISITION CORP.


                                             By: /s/ T.J. JESKY
                                                 --------------------------
                                                   T.J. Jesky, President


                                             E SMART SYSTEMS, INC.


                                             By: /s/ WAYNE DRIZIN
                                                 --------------------------
                                                      Wayne Drizin, President